UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 30, 2014

CrossAmerica Partners LP

(Exact name of registrant specified in its charter)

Delaware	001-35711	45-4165414
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

645 West Hamilton Street, Suite 500

Allentown, PA 18101

(Address of principal executive offices, zip code)

(610) 625-8000

Registrant’s telephone number, including area code

Lehigh Gas Partners LP

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On October 1, 2014, Lehigh Gas Partners LP (the “Partnership”) and CST Brands, Inc. (NYSE: CST) (together with its affiliates, “CST Brands”) announced the consummation of the previously announced sale to CST Brands of the Partnership’s general partner, Lehigh Gas GP LLC (the “General Partner”), from Lehigh Gas Corporation (“LGC”), an entity wholly owned by the 2004 Irrevocable Trust of Joseph V. Topper, Sr. (the “Topper Trust”) for which Joseph V. Topper, Jr. is the trustee, and all of the incentive distribution rights of the Partnership from trusts for which each of Mr. Topper and John B. Reilly, III serves as trustee (the “General Partner Acquisition”). CST Brands is one of the largest independent retailers of motor fuels and convenience merchandise in North America.

As previously disclosed, the consummation of the General Partner Acquisition was subject to the satisfaction or waiver of certain conditions, including, among others, (i) written consent and/or waivers of default from the lenders party to, or an amendment of, the Third Amended and Restated Credit Agreement dated as of March 4, 2014 (as amended), by and among the Partnership and certain of its subsidiaries and the lenders and other parties thereto (the “Credit Agreement”); (ii) each member of the board of directors of the General Partner (other than Mr. Topper and Mr. Reilly, who remain directors) delivering executed resignations; (iii) the amendment and restatement of the Omnibus Agreement dated October 30, 2012, by and among the Partnership, the General Partner, LGC, Lehigh Gas-Ohio, LLC (“LGO”) and Mr. Topper (as amended by that certain Amendment to Omnibus Agreement, dated as of May 1, 2014, the “Original Omnibus Agreement”) pursuant to which CST Brands will provide management services to the Partnership and General Partner; (iv) execution of an employment agreement by and between CST Brands and Mr. Topper pursuant to which Mr. Topper is appointed as the Chief Executive Officer and President of the General Partner for not less than one (1) year; (v) execution of a voting agreement which requires Mr. Topper to cause his affiliates to vote their common and subordinated units of the Partnership in accordance with the recommendation of the board of directors of the General Partner; (vi) Mr. Topper’s appointment to the board of directors of CST Brands; and (vii) other customary closing conditions.

The General Partner manages the operations and activities of the Partnership. The Partnership is managed and operated by the board of directors and executive officers of the General Partner. As a result of the consummation of the General Partner Acquisition, CST Brands controls the General Partner and has the right to appoint all members of the board of directors of the General Partner.

Immediately following the consummation of the General Partner Acquisition, the Partnership changed its name to “CrossAmerica Partners LP” and will be changing its ticker symbol to “CAPL” on or about October 6, 2014. The following events took place in connection with the consummation of the General Partner Acquisition:

Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Amendment to Credit Agreement

On September 30, 2014, the Partnership and its subsidiary, Lehigh Gas Wholesale Services, Inc. (“Services” and, together with the Partnership, the “Borrowers”) entered into an amendment (the “Amendment”) to the Credit Agreement. Under the terms of the Amendment, the Borrowers are jointly and severally liable for all obligations under the Credit Agreement.

The following is a summary of the material terms of the Amendment. Capitalized items in the following summary have the meanings given to such terms in the Amendment.

•	Services is now a co-borrower with the Partnership rather than a guarantor;

•	the borrowing availability was increased by $100 million to $550 million;

•	the definition of Permitted Acquisitions in the Credit Agreement has been expanded to include acquisitions of real property and assets from CST Brands;

•	certain terms and definitions, including Change of Control, were updated to reflect the General Partner Acquisition;

•	the Total Leverage Ratio was increased to 5.50:1.00 if the Partnership issues Qualified Senior Notes in the aggregate principal amount of $175,000,000 or greater; and

•	the Senior Leverage Ratio was decreased to 3.00:1.00, on a pro forma basis if the Partnership issues Qualified Senior Notes in the aggregate principal amount of $175,000,000 or greater.

The foregoing description of the Amendment is qualified in its entirety by the full text of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

The representations and warranties of the Credit Parties in the Amendment and the Credit Agreement are, in many respects, qualified by materiality and limited to the knowledge of the entity making the representation and warranty, but their accuracy forms the basis of one of the conditions to the obligations of the parties to complete the transaction. Please note, however, that these representations and warranties were made only for purposes of the Amendment and the Credit Agreement and as of specific dates, were solely for the benefit of the parties thereto, and are subject to limitations agreed to between the parties, including that they are qualified by disclosures between the parties that are not included with this report. Accordingly, investors and third parties should not rely on these representations and warranties as independent characterizations of the actual state of facts at the time they were made or otherwise but should consider them together with the other information that the Partnership has disclosed in other filings with the SEC.

Amended and Restated Omnibus Agreement

The Partnership entered into an Amended and Restated Omnibus Agreement, dated as of October 1, 2014, by and among the Partnership, the General Partner, LGC, CST Services LLC, an affiliate of CST Brands (the “Company”), LGO and Mr. Topper (the “Amended Omnibus Agreement”), which amends and restates the Original Omnibus Agreement. The terms of the Amended Omnibus Agreement were approved by the conflicts committee of the board of directors of the General Partner, which is comprised solely of independent directors.

General. Pursuant to the Amended Omnibus Agreement, the Company agrees, among other things, to provide, or cause to be provided, to the Partnership the management services previously provided by LGC on substantially the same terms and conditions as were applicable to LGC under the Original Omnibus Agreement. Pursuant to the terms of a transition services agreement by and between LGC and the Company, LGC will continue to provide the management services it provided under the Original Omnibus Agreement to the Partnership on behalf of the Company until December 31, 2014.

The initial term of the Amended Omnibus Agreement is five years and will automatically renew for additional one year terms unless any party provides written notice to the other parties 180 days prior to the end of the then current term. The Partnership has the right to terminate the agreement at any time upon 180 days’ prior written notice.

Rights of First Refusal. The Amended Omnibus Agreement provides that Mr. Topper, LGC and LGO agree, and are required to cause their controlled affiliates to agree, that for so long as Mr. Topper is an officer or director of the General Partner or CST Brands, if (a) Mr. Topper, LGC, LGO, or any of their controlled affiliates have the opportunity to acquire assets used, or a controlling interest in any business primarily engaged, in the wholesale motor fuel distribution or retail gas station operation businesses, and (b) the assets or businesses proposed to be acquired have a value exceeding $5,000,000 in the aggregate, then Mr. Topper, LGC, LGO, or their controlled affiliates will offer such acquisition opportunity to the Partnership and give the Partnership a reasonable opportunity to acquire, at the same price plus any related transaction costs and expenses, such assets or business, either before or promptly after the consummation of such acquisition by Mr. Topper, LGC, LGO, or their controlled affiliates. The decision to acquire or not acquire any such assets or businesses requires the approval of the conflicts committee of the board of directors of the General Partner. Any assets or businesses that the Partnership does not acquire pursuant to the right of first refusal may be acquired and operated by Mr. Topper, LGC, LGO, or their controlled affiliates.

Rights of First Offer. The Amended Omnibus Agreement provides that Mr. Topper, LGC and LGO agree, and are required to cause their controlled affiliates to agree, for so long as Mr. Topper is an officer or director of the General Partner or CST Brands, to notify the Partnership of their desire to sell any of their assets or businesses if (a) Mr. Topper, LGC, LGO, or any of their controlled affiliates, decides to attempt to sell (other than to another controlled affiliate of Mr. Topper, LGC or LGO) any assets used, or any interest in any business primarily engaged, in the wholesale motor fuel distribution or retail gas station operation businesses, to a third party and (b) the assets or businesses proposed to be sold have a value exceeding $5,000,000 in the aggregate. Prior to selling such assets or businesses to a third party, Mr. Topper, LGC and LGO are required to negotiate with the Partnership exclusively and in good faith for a reasonable period of time in order to give the Partnership an opportunity to enter into definitive documentation for the purchase and sale of such assets or businesses on terms that are mutually acceptable to Mr. Topper, LGC, LGO, or their controlled affiliates, and the Partnership. If the Partnership and Mr. Topper, LGC, LGO, or their controlled affiliates have not entered into a letter of intent or a definitive purchase and sale agreement with respect to such assets or businesses within such period, Mr. Topper, LGC, LGO, and their controlled affiliates, have the right to sell such assets or businesses to a third party following the expiration of such period on any terms that are acceptable to Mr. Topper, LGC, LGO, or their controlled affiliates, and such third party. The decision to acquire or not to acquire assets or businesses pursuant to this right requires the approval of the conflicts committee of the board of directors of the General Partner.

The foregoing description of the Amended Omnibus Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Omnibus Agreement which is filed as Exhibit 10.2 hereto and incorporated by reference herein.

Amendment to Wholesale Fuel Supply Agreement with LGO

A subsidiary of the Partnership entered an Amendment to the PMPA Franchise Agreement, effective as of October 1, 2014, by and between Lehigh Gas Wholesale LLC, a subsidiary of the Partnership, and LGO (the “Wholesale Fuel Supply Agreement Amendment”) pursuant to which the pricing terms were amended. Prior to the Wholesale Fuel Supply Agreement Amendment, the agreement provided that the Partnership charge LGO dealer tank wagon pricing, which provided for a variable cent-per-gallon margin for each grade of product in effect at the time title to the product passed to LGO. However, since July 1, 2014, the amount charged to LGO had effectively been the equivalent of a fixed cent-per-gallon margin (“rack plus pricing”). The Wholesale Fuel Supply Agreement Amendment formally amends the pricing terms of the agreement to provide expressly for rack plus pricing and was approved by the conflicts committee of the board of directors of the General Partner.

The foregoing description of the Wholesale Fuel Supply Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Wholesale Fuel Supply Agreement Amendment which is filed as Exhibit 10.3 hereto and incorporated by reference herein.

Item 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information included under Item 1.01 “Amendment to Credit Agreement” is hereby incorporated into this Item 2.03 by reference.

Item 5.01 CHANGES IN CONTROL OF REGISTRANT

As previously discussed, on October 1, 2014, CST Brands acquired 100% of the membership interests of the General Partner from LGC, an entity wholly owned by the Topper Trust for which Mr. Topper is the trustee, and all of the incentive distribution rights of the Partnership from trusts for which each of Mr. Topper and Mr. Reilly serves as trustee. The consideration for 100% of the membership interests of the General Partner consisted of $0.5 million cash consideration paid by CST Brands from cash on hand.

The General Partner manages the operations and activities of the Partnership. The Partnership is managed and operated by the board of directors and executive officers of the General Partner. As a result of the consummation of the General Partner Acquisition, CST Brands controls the General Partner and has the right to appoint all members of the board of directors of the General Partner.

In connection with the General Partner Acquisition, Mr. Topper entered into a Voting Agreement dated as of October 1, 2014 by and among Mr. Topper, the Topper Trust, LGC, an entity wholly owned by the Topper Trust for which Mr. Topper is the trustee (collectively, the “Topper Sellers”) and CST Brands (the “Voting Agreement”) pursuant to which each of the Topper Sellers agrees that at any meeting of the holders of shares of CST Brands common stock or common units or subordinated units of the Partnership it will vote or cause to be voted such Topper Seller’s shares or units, respectively, in accordance with the recommendation of the board of directors of CST Brands or the board of directors of the General Partner, respectively. The Voting Agreement will remain in effect with respect to any Topper Seller for so long as any such Topper Seller is (a) a director or officer of CST Brands or affiliate thereof, including the Partnership, (b) the beneficial owner of more than 3% of the outstanding common stock of CST Brands or (c) the beneficial owner of 10% or more of the outstanding common units or subordinated units of the Partnership.

The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Voting Agreement which is filed as Exhibit 10.4 hereto and incorporated by reference herein.

To the extent required, the information contained in Items 1.01 and 5.02 in this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Board of Directors

On and effective as of October 1, 2014, Melinda B. German, Warren S. Kimber, Jr., John F. Malloy, Maura E. Topper and Robert L. Wiss, each a member of the board of directors of the General Partner, resigned in his or her capacity as such. These resignations were not a result of any disagreements between the General Partner and the directors on any matter relating to the General Partner’s operations, policies or practices.

Mr. Topper and Mr. Reilly remain members of the board of directors of the General Partner. CST Brands has agreed to cause the appointment of Mr. Topper as a director of the General Partner for a period of at least five years commencing on October 1, 2014 or until a change in control of CST Brands including circumstances in which CST Brands no longer controls the General Partner. Further, Mr. Topper may be removed from the board of directors of the General Partner in certain circumstances where cause exists.

On and effective as of October 1, 2014, CST Brands as the owner of the General Partner appointed each of the following as members to the board of directors of the General Partner: Kimberly S. Lubel, Chief Executive Officer, President and Chairman of the board of directors of CST Brands, Clayton E. Killinger, Senior Vice President and Chief Financial Officer of CST Brands, and Stephan F. Motz, Senior Vice President and Chief Development Officer of CST Brands, as directors of the board of directors of the General Partner, and Gene Edwards and Justin A. Gannon as independent directors of the board of directors of the General Partner. For biographical information for each of the foregoing directors, please read the Current Report on Form 8-K filed by the Partnership on September 12, 2014, which biographical information is incorporated by reference herein. In addition, Mr. Gannon has been appointed to the board of California Resources Corporation effective upon its spin-off from Occidental Petroleum Corporation.

There is no arrangement or understanding between any of these newly elected directors, and any other person pursuant to which such directors were elected. There are no relationships of the newly elected directors that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Ms. Lubel replaced Mr. Topper as Chairman of the board of directors of the General Partner. Each of Messrs. Reilly, Edwards and Gannon are serving as independent members of the board of directors of the General Partner and have been named to the audit and conflicts committees of the board of directors of the General Partner. Mr. Gannon will serve as Chairman of the audit committee and Mr. Edwards will serve as Chairman of the conflicts committee.

Director Compensation

Each independent director will receive cash compensation of $60,000 per year, and the chairman of each of the audit committee and conflicts committee will receive an additional $10,000 per year. Additional compensation arrangements of the independent directors of the General Partner have not yet been determined. Directors affiliated with either the Partnership or CST Brands will not receive any compensation for their service on the board of directors of the General Partner.

Officers

Mr. Topper and the Company entered into an employment agreement dated as of October 1, 2014 (the “Topper Employment Agreement”) pursuant to which Mr. Topper was appointed as the Chief Executive Officer and President of the General Partner. The Topper Employment Agreement has a term of one year and will automatically renew for an additional one year term unless the parties agree otherwise or either party gives 60-day written notice prior to the end of the initial term. Mr. Topper’s base salary is $525,000 per year. He is eligible to receive a short-term incentive award equal to 75% of his base salary and an equity award equal to 200% of his base salary. Mr. Topper is entitled to participate in all employee benefit plans and programs generally available to similarly situated executives of the Company. The Company may terminate Mr. Topper’s employment at any time for any reason.

Per the terms of the Topper Employment Agreement, Mr. Topper agrees that, during his employment and for a period equal to the greater of (i) the balance of his employment term and (ii) one year following termination for cause or his resignation without good reason (the “Restricted Period”), (x) he will not solicit or in any way be involved with any prior, current or prospective customer, client, consultant, broker or business partner of, or any person who had dealings with, the Company or the Partnership and (y) he will not solicit for employment any person who is or was within the preceding six months an employee or consultant of the Company or the Partnership. Per the terms of the Topper Employment Agreement, during the Restricted Period, Mr. Topper also agrees that he will not associate in any way with any business that at any time during the Restricted Period is engaged in the business of the Company or the Partnership other than those activities and businesses that Mr. Topper controls as of October 1, 2014.

The foregoing description of the Topper Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Topper Employment Agreement which is filed as Exhibit 10.5 hereto and incorporated by reference herein.

Because effective as of October 1, 2014, Mr. Topper is an employee of CST Brands and no longer an employee of LGC, the compensation committee of the board of directors and the board of directors of the General Partner authorized a grant of 5,670 profits interests pursuant to the Lehigh Gas Partners LP 2012 Incentive Award Plan to Mr. Topper, based on compensation earned by Mr. Topper for services rendered from January 1, 2014 through September 30, 2014. The profits interests are to vest on November 10, 2014, entitle the recipient to receive cash distributions proportionate to those received by common unitholders of the Partnership and represent Class B Units in LGP Operations LLC, a wholly owned subsidiary of the Partnership.

As of October 1, 2014, Frank M. Macerato, the former General Counsel, Secretary and Chief Compliance Officer of the General Partner and a named executive officer of the General Partner, is no longer an officer of the General Partner. There were no disagreements between the General Partner and Mr. Macerato on any matter relating to the General Partner’s operations, policies or practices.

Also effective October 1, 2014, David F. Hrinak was appointed Executive Vice President and Chief Operating Officer of the General Partner. Mr. Hrinak previously served as President of the General Partner.

Item 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

In connection with the consummation of the General Partner Acquisition, the board of directors of the General Partner approved an amendment to the partnership agreement of the Partnership (the “Partnership Amendment”) which was effective as of October 1, 2014 and the Certificate of Limited Partnership of the Partnership (the “Charter Amendment”) which was filed with the State of Delaware on October 1, 2014 and effective as of October 1, 2014. The Partnership Amendment changed the name of the Partnership from Lehigh Gas Partners LP to CrossAmerica Partners LP. The Charter Amendment (i) reflected the change in the name of the Partnership from Lehigh Gas Partners LP to CrossAmerica Partners LP and (ii) changed the name of the general partner of the Partnership from Lehigh Gas GP LLC to CrossAmerica GP LLC.

The foregoing descriptions of the Charter Amendment and the Partnership Amendment do not purport to be complete and are qualified in their entirety by reference into the full text of the Charter Amendment and the Partnership Amendment, which are filed as Exhibit 3.1 and 3.2, respectively, and incorporated by reference herein.

Item 7.01 REGULATION FD

On October 1, 2014, the Partnership and CST Brands issued a press release announcing the consummation of the General Partner Acquisition. The press release, attached hereto as Exhibit 99.1 and incorporated by reference herein, is being furnished to the SEC and shall not be deemed to be “filed” for any purpose.

Item 8.01. OTHER EVENTS

Also as previously disclosed, contemporaneously with the consummation of the General Partner Acquisition, the Partnership, LGC and LGO consummated a series of transactions pursuant to which LGC acquired, for an aggregate purchase price of $5.7 million and an earn-out in the amount of $0.8 million if LGC renews a certain customer contract, the wholesale fuel supply rights for 78 locations in Pennsylvania and New York previously supplied by the Partnership and the fuel supply rights of the Partnership to such sites was terminated. In addition, subleases for 12 of the sites, previously leased to the Partnership, were assigned to LGC or its affiliates. The terms of the transaction described in this Item 8.01 were approved by the conflicts committee of the board of directors of the General Partner, which is comprised solely of independent directors.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS

The following exhibits have been filed or furnished with this report:

Exhibit Number	Description

3.1	Certificate of Amendment to Certificate of Limited Partnership of Lehigh Gas Partners LP

3.2	Amendment to First Amended and Restated Limited Partnership Agreement of Lehigh Gas Partners LP

10.1	Waiver, Second Amendment to the Third Amended and Restated Credit Agreement and Joinder dated as of September 30, 2014, by and among Lehigh Gas Partners LP and Lehigh Gas Wholesale Services, Inc., together as the Borrowers, the Guarantors party thereto, the Lenders party thereto and Citizens Bank of Pennsylvania, as Administrative Agent on behalf of the Lenders

10.2	Amended and Restated Omnibus Agreement dated as of October 1, 2014, by and among Lehigh Gas Partners LP, Lehigh Gas GP LLC, Lehigh Gas Corporation, CST Services, LLC and Lehigh Gas-Ohio, LLC

10.3	Amendment to PMPA Franchise Agreement dated as of October 1, 2014, by and between Lehigh Gas Wholesale LLC and Lehigh Gas-Ohio, LLC

10.4	Voting Agreement dated as of October 1, 2014, by and among CST Brands, Inc. and each of the persons listed on the signature page thereto (including Joseph V. Topper, Jr. and Lehigh Gas Corporation)

10.5	Employment Agreement dated as of October 1, 2014, by and between CST Services LLC and Joseph V. Topper, Jr.

99.1	Press Release dated October 1, 2014, regarding consummation of the General Partner Acquisition

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CrossAmerica Partners LP
	By:	CrossAmerica GP LLC
its general partner

Dated: October 3, 2014	By:	/s/ Gérard J. Sonnier
		Name:	Gérard J. Sonnier
		Title:	Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

3.1	Certificate of Amendment to Certificate of Limited Partnership of Lehigh Gas Partners LP

3.2	Amendment to First Amended and Restated Limited Partnership Agreement of Lehigh Gas Partners LP

10.1	Waiver, Second Amendment to the Third Amended and Restated Credit Agreement and Joinder dated as of September 30, 2014, by and among Lehigh Gas Partners LP and Lehigh Gas Wholesale Services, Inc., together as the Borrowers, the Guarantors party thereto, the Lenders party thereto and Citizens Bank of Pennsylvania, as Administrative Agent on behalf of the Lenders

10.2	Amended and Restated Omnibus Agreement dated as of October 1, 2014, by and among Lehigh Gas Partners LP, Lehigh Gas GP LLC, Lehigh Gas Corporation, CST Services, LLC and Lehigh Gas-Ohio, LLC

10.3	Amendment to PMPA Franchise Agreement dated as of October 1, 2014, by and between Lehigh Gas Wholesale LLC and Lehigh Gas-Ohio, LLC

10.4	Voting Agreement dated as of October 1, 2014, by and among CST Brands, Inc. and each of the persons listed on the signature page thereto (including Joseph V. Topper, Jr. and Lehigh Gas Corporation)

10.5	Employment Agreement dated as of October 1, 2014, by and between CST Services LLC and Joseph V. Topper, Jr.

99.1	Press Release dated October 1, 2014, regarding consummation of the General Partner Acquisition